Exhibit 5.1(b)

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

September 16, 2024

Kimco Realty Corporation
500 N. Broadway, Suite 201
Jericho, New York 11753

Re:          4.850% Notes Due 2035

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by Kimco Realty OP, LLC, a Delaware limited liability company (the “OP”), of $500,000,000 in aggregate principal amount of the OP’s 4.850% Notes Due 2035 (the “Notes”), and the guarantee (the “Guarantee”) by the Company of the obligations of the OP under the Notes, covered by a Registration Statement on Form S-3 (File Nos. 333-269102 and 333-269102-01), and all amendments related thereto (the “Registration Statement”), filed by the Company and the OP with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the related prospectus included therein in the forms in which they were transmitted to the Commission under the 1933 Act;

2.          The Prospectus Supplement, dated September 12, 2024 (the “Prospectus Supplement”), in the form in which it was transmitted to the Commission under the 1933 Act;

3.          The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.          The Global Notes, dated as of the date hereof, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, representing, in the aggregate, the Notes;

6.          The  Indenture, dated September 1, 1993, as amended by the First Supplemental Indenture, dated August 4, 1994, the Second Supplemental Indenture, dated April 7, 1995, the Third Supplemental Indenture, dated June 2, 2006, the Fourth Supplemental Indenture, dated April 26, 2007, the Fifth Supplemental Indenture, dated September 24, 2009, the Sixth Supplemental Indenture, dated May 23, 2013, the Seventh Supplemental Indenture, dated April 24, 2014, each by and between the Company and The Bank of New York Mellon (as successor to IBJ Schroder Bank & Trust Company), as trustee (the “Trustee”), as further supplemented by the Eighth Supplemental Indenture, dated January 3, 2023, by and among the OP, the Company and the Trustee, which includes the Guarantee (collectively, the “Indenture” and, together with the Underwriting Agreement, the “Transaction Documents”);

Kimco Realty Corporation September 16, 2024 Page 2

7.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

8.          Resolutions adopted by the Board of Directors of the Company, and a duly authorized committee thereof, relating to, among other matters, (i) the Notes and the Guarantee and (ii) the issuance, authorization, execution and delivery by the Company of the Indenture (which includes the Guarantee), certified as of the date hereof by an officer of the Company;

9.          A certificate executed by an officer of the Company, dated as of the date hereof; and

10.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Kimco Realty Corporation September 16, 2024 Page 3

The phrase “known to us” is limited to actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The Company has the corporate power to execute and deliver the Indenture, to perform its obligations under the Indenture and to issue the Guarantee.

3.          The execution and delivery by the Company of the Indenture, the performance by the Company of its obligations under the Indenture and the issuance by the Company of the Guarantee have been duly authorized by all necessary corporate action of the Company.

4.          The Indenture has been duly executed and, to the extent governed by Maryland law, delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law and the laws of any other jurisdiction.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm in the Prospectus Supplement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

41868-533626